REA Project Designation:

                         TENNESSEE 521-H  DEKALB
                         -----------------------


                              MORTGAGE NOTE

                                 made by

                       DEKALB TELEPHONE COOPERATIVE

                                   to

                        UNITED STATES OF AMERICA


         Identified as form of document presented to and approved by the board of directors trustees of the above named corporation at a meeting held June 21, 1965


                                         /s/ Raymond Duke
                                         ----------------------------
                                         Secretary of Meeting

No.  A
   -----

                               MORTGAGE NOTE

                                                 Alexandria, Tennessee
                                                 June 21, 1965


         DEKALB TELEPHONE COOPERATIVE (hereinafter called the "Corporation"), a corporation organized and existing under the laws of the State of Tennessee, for value received, promises to pay to the order of UNITED STATES OF AMERICA, at the United States Treasury, Washington, D. C., at the times and in the manner hereinafter provided, the sum of eight hundred fifty-one thousand dollars ($851,000), with interest on the amount thereof advanced by United States of America, pursuant to a certain telephone loan contract, dated as of October 15, 1951, between United States of America and the Corporation, as the same may have been amended from time to time (said telephone loan contract, as it may have been amended, being hereinafter called the "Loan Contract"), and remaining unpaid from time to time, at the rate of two (2) per centum per annum.

Interest on principal advanced pursuant to the Loan Contract and remaining unpaid shall be payable quarterly, on the last day of January, April, July and October, of each year for a period ending on a date three (3) years after the date hereof. Thereafter, to and including a date thirty-five (35) years after the date hereof, the Corporation shall make a payment on each of said quarterly dates in each year at the rate of $10.60 per $1,000 of the principal amount hereof advanced pursuant to the Loan Contract and unpaid three (3) years after the date hereof.

Interest on principal advanced pursuant to the Loan Contract between a date three (3) years and a date six (6) years after the date hereof and remaining unpaid shall be payable on each of said quarterly payment dates for a period ending six (6) years after the date hereof. Thereafter, to and including a date thirty-five (35) years after the date hereof, the Corporation shall make a payment on each of said quarterly payment dates at the rate of $11.38 per $1,000 of the principal amount advanced pursuant to the Loan Contract between three (3) and six (6) years after the date hereof and unpaid six (6) years after the date hereof. This payment shall be in addition to the payment made on the principal amount advanced and unpaid three (3) years after the date hereof.

Each payment made on this Note shall be applied first to the payment of interest on principal and then on account of principal. Thirty-five (35) years after the date hereof, the principal hereof advanced pursuant to the Loan Contract remaining unpaid, if any, and interest thereon, shall become due and payable.

The Corporation on any payment date, as hereinabove provided, may pay all or any part of the principal hereof then advanced pursuant to the Loan Contract and remaining unpaid, but so long as any of the principal hereof advanced pursuant to the Loan Contract shall remain unpaid, the Corporation shall be obligated to make the quarterly payment on account of principal and interest, in the amount hereinabove provided, unless the Corporation and the holder of this Note shall otherwise agree.

This Note has been executed and delivered pursuant to and is secured by a certain indenture of deed of trust, dated as of August 17, 1964, made by the Corporation to The Hamilton National Bank of Chattanooga, as trustee, as said indenture of deed of trust may have been amended or supplemented (said indenture of deed of trust as amended or supplemented being hereinafter called the "Mortgage"), and is one of several notes (hereinafter called the "notes"), limited to the aggregate principal amount of fifteen million dollars ($15,000,000), permitted to be executed and delivered by the Corporation pursuant to the Mortgage. The Mortgage provides that all notes shall be equally and ratably secured thereby and reference is hereby made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of notes with respect thereto.

In case of default by the Corporation, as provided in the Mortgage, all principal advanced pursuant to the Loan Contract and remaining unpaid, on this Note and any other notes at the time outstanding, and all interest thereon, may be declared or may become due and payable in the manner and with the effect provided in the Mortgage.


                  [Remainder on this page in original]


IN WITNESS WHEREOF the Corporation has caused this Note to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

                                       DEKALB TELEPHONE COOPERATIVE

                                       by  /s/ W. N. Odum
(SEAL)                                     President

Attest:  /s/ Raymond Duke
         Secretary